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                                                                      Exhibit 21
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                      SUBSIDIARIES OF PANOLAM GROUP, INC.
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Name                                          Jurisdiction of Incorporation
----                                          -----------------------------

PII Second, Inc.                                         Delaware
Panolam Industries International, Inc.                   Delaware



             SUBSIDIARIES OF PANOLAM INDUSTRIES INTERNATIONAL, INC.
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Name                                          Jurisdiction of Incorporation
----                                          -----------------------------

Panolam Industries Ltd.                                  Canada
Panolam Industries, Inc.                                 Delaware
Pioneer Plastics Corporation                             Delaware
The Melamine Group, Inc.                                 Oregon
Melamine Decorative Laminate, Inc.                       Oregon